Exhibit 99.1

Selectica Announces Compliance with NASDAQ
Standards for Continued Listing

SAN MATEO, Calif., March 5, 2014 - Selectica, Inc. (NASDAQ: SLTC), a leading provider of software that streamlines contract processes, reduces risk, and drives revenue, today announced that on February 25, 2014, the Company received notice from the NASDAQ Hearing Panel (the “Panel”) determining that the Company has regained compliance with the continued listing standards on the NASDAQ Capital Market and the Company’s common stock would continue to be listed on NASDAQ.

The Company had previously received a staff determination letter from NASDAQ in August of 2013 indicating that the Company had not regained compliance with the minimum stockholders’ equity requirement for continued listing under NASDAQ Capital Market Listing Rule 5550(b)(1) (the “Listing Rule”). The Company appealed the staff determination with a NASDAQ Hearings Panel (the “Panel”) on October 3, 2013. In a letter dated October 14, 2013, the Hearings Panel granted the Company’s request for continued listing, subject to certain requirements including completion of a financing resulting in stockholders’ equity above $2.5 million. On January 24, 2014, the Company completed a financing raising aggregate proceeds of approximately $8.7 million (the “Financing”). The proceeds raised in the Financing resulted in the Company having stockholders’ equity above the $2.5 million minimum required by the NASDAQ Stock Market (“NASDAQ”), and as such, the Company raised the funds necessary to regain compliance with NASDAQ’s stockholders’ equity requirement.

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC) is a leading provider of enterprise contract management and configuration solutions. Since 1996, Selectica has been helping global customers actively manage contracts throughout the sales, procurement and legal life cycle. Selectica’s Contract Management Solution drives value by helping organizations manage contracts profitably, effectively accelerating revenue opportunities, and minimizing risk through compliance. Our patented technology, delivered through the cloud, enables customers in industries including high–tech, telecommunications, manufacturing, healthcare, and financial services to accelerate and streamline contract management and sales processes.

Supporting Resources

●	Selectica blog
●	Selectica on Facebook
●	Selectica on Twitter
●	Selectica customer case studies
●	Selectica guides & misc. resources

Forward-Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, fluctuations in demand for Selectica’s products and services; risks of losing key personnel or customers, protection of the company’s intellectual property, government policies and regulations, including, but not limited to those affecting the company’s industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K, as supplemented in the company’s Form 10-Q for the quarter ended June 30, 2013, each as filed by the company with the Securities and Exchange Commission.

Contacts

Investor Relations:

Genesis Select Corp.

Budd Zuckerman

bzuckerman@genesisselect.com

Kim Rogers

krogersc@genesisselect.com

+1-303-415-0200

Media Relations:

Selectica, Inc.

Erick Mott

emott@selectica.com

+1-650-532-1551

@erickmott